Exhibit 23.1

                    [Letterhead of Salon, Marrow & Dyckman]


                                                                May 12, 1999

SEMX Corporation
1 Labriola Court
Armonk, New York 10504

               Re: SEMX Corporation
                   S-8 Registration Statement
                   --------------------------

Gentlemen:

              We have acted as counsel for SEMX Corporation (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-8 registering an additional 300,000 shares reserved for issuance upon the exercise of options granted pursuant to the Company's Amended Employees' Incentive Stock Option Plan (the "Incentive Plan") and (ii) an additional 200,000 shares reserved for issuance upon the exercise of options granted pursuant to the Company's Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). We are familiar with the proceedings by which the Incentive Plan and the Non-Qualified Plan were amended and the shares of Common Stock have been authorized and have reviewed and are familiar with the Certificate of Incorporation, as amended, the By-Laws of the Company and such other corporate records and documents as we have deemed necessary to express our opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals,

SEMX Corporation
May 6, 1999
Page 2

the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the original of such latter documents.

               Based upon the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that the shares of common stock have been duly and validly authorized for issuance by the Company, and when issued under the circumstances contemplated by the Incentive Plan and the Non-Qualified Plan, will be legally issued, fully paid and non-assessable.

               We hereby consent to the reference to our firm in the Registration Statement and the Prospectus.

                                                Very truly yours,

                                                /s/ Salon, Marrow & Dyckman, LLP
                                                --------------------------------
                                                Salon, Marrow & Dyckman, LLP